As filed with the Securities and Exchange Commission on May 26, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
STELLAR BANCORP, INC.
(Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	20-8339782 (I.R.S. Employer Identification Number)
9 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 210-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Justin M. Long
Senior Executive Vice President, General Counsel and Secretary
Stellar Bancorp, Inc.
9 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 210-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Michael G. Keeley, Esq.
Blake H. Redwine, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
(214) 855-3906
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Rights
Units
By this prospectus, Stellar Bancorp, Inc. may offer from time to time debt securities of one or more series; shares of its common stock; shares of one or more series of its preferred stock; depositary shares; purchase contracts; warrants; rights; and units comprised of two or more of these securities in any combination.
When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which those securities are being offered to the public.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution” on page 41 of this prospectus.
You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.
Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “STEL.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed. Any prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any other securities exchange of the other securities covered by the prospectus supplement.
Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 6 of this prospectus and our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement. You should carefully read this prospectus together with the documents we incorporate by reference and the prospectus supplement before you invest in our securities.
This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The offered securities are not savings accounts, deposits or other obligations of any bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risks.
The date of this prospectus is May 26, 2023.

You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement when deciding whether to invest. We have not authorized anyone to give oral or written information about this offering, the Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an automatic “shelf” registration process. Under this shelf registration statement, we may from time to time offer and sell, in one or more offerings, either separately or together, shares of our common stock, shares of one or more series of our preferred stock, senior debt securities of one or more series, subordinated debt securities of one or more series, warrants to purchase our securities, depositary shares representing an interest in our preferred stock, purchase contracts, rights to purchase our securities, and units comprised of two or more of these securities in any combination as described in this prospectus and an applicable prospectus supplement.
Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered thereby. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement, as it will control. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference.”
References in this prospectus to the “Company,” “we,” “us” and “our” are to Stellar Bancorp, Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, purchase contracts, rights, warrants and units we may offer as “offered securities.”
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Such reports and other information filed by us can be inspected on the SEC’s web site (www.sec.gov).
This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document.
The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are available on our Internet website, www.stellar.bank. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), upon written or oral request at the following address and telephone number:
Stellar Bancorp, Inc.
9 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 210-7600
Attention: Justin M. Long, Esq., Senior Executive Vice President,
General Counsel and Secretary
The information contained on our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means:
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incorporated documents are considered part of this prospectus;

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we can disclose important information to you by referring you to those documents; and

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information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus (excluding any portion of the documents that has been furnished to, and deemed not to be filed with, the SEC):
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2023, incorporated by reference therein);

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our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 4, 2023;

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our Current Reports on Form 8-K (and any amendments thereto) filed with the SEC on February 24, 2023, and May 26, 2023 (in each case, other than the portions of those documents not deemed to be filed);

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our Annual Report on Form 10-K for the year ended December 31, 2021, solely with respect to the financial statements of CBTX, Inc. for each of the three years in the period ended December 31, 2021, filed with the SEC on February 25, 2022;

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our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, solely with respect to the financial statements of CBTX, Inc. for the nine months ended September 30, 2022 and September 30, 2021, filed with the SEC on October 28, 2022; and

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the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2017, together with any amendment or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”
Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements included in this prospectus or the documents incorporated by reference herein are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “going forward,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “is likely,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. You should understand that any such forward-looking statements are difficult to predict. Although we believe that the expectations reflected in these statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
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disruptions to the economy and the U.S. banking system caused by bank failures;

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risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms;

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the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

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inflation, interest rate, capital and securities markets and monetary fluctuations;

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changes in the interest rate environment, the value of the Company’s assets and obligations and the availability of capital and liquidity;

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general competitive, economic, political and market conditions; and other factors that may affect future results of the Company including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth;

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local, regional, national and international economic conditions and the impact they may have on the Company and our customers and the Company’s assessment of that impact;

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the inability to sustain revenue and earnings growth;

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impairment of the Company’s goodwill or other intangible assets;

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the composition of the Company’s loan portfolio and the concentration of loans in commercial real estate and commercial real estate construction;

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the geographic concentration of the Company’s markets;

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the accuracy and sufficiency of the assumptions and estimates the Company makes in establishing reserves for potential loan losses and other estimates;

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the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets;

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deterioration of asset quality;

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customer borrowing, repayment, investment and deposit practices;

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the Company’s ability to maintain important deposit customer relationships;

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changes in the value of collateral securing the Company’s loans;

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the risk that the expected cost savings and any revenue synergies from merger (the “Merger”) of Allegiance Bancshares, Inc. (“Allegiance”) and the Company (formerly known as CBTX, Inc.) may not be fully realized or may take longer than anticipated to be realized;

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the amount of the costs, fees, expenses and charges related to the Merger;

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reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger;

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natural disasters and adverse weather on the Company’s market area;

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the potential impact of climate change;

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the impact of pandemics, epidemics or any other health-related crisis;

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acts of terrorism, an outbreak of hostilities, such as the conflict in Ukraine, or other international or domestic calamities;

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the Company’s ability to maintain effective internal control over financial reporting;

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the cost and effects of cyber incidents or other failures, interruptions or security breaches of the Company’s systems or those of the Company’s customers or third-party providers;

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the failure of certain third- or fourth-party vendors to perform;

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the impact, extent and timing of technological changes

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the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject;

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the costs, effects and results of regulatory examinations, investigations, or reviews or the ability to obtain required regulatory approvals or meet conditions associated with the same;

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changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters;

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the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; and

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other risks, uncertainties, and factors that are discussed from time to time in the Company’s reports and documents filed with the SEC.

Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K (our “Latest Form 10-K”) and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. You should consider these factors in connection with considering any forward-looking statements that may be made by us. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

ABOUT STELLAR BANCORP, INC.
The Company is a Texas corporation and registered bank holding company headquartered in Houston, Texas. We refer to the Houston-The Woodlands-Sugar Land metropolitan statistical area (“MSA”), as the Houston region (“Houston region”) and the Beaumont-Port Arthur MSA, as the Beaumont region (“Beaumont region”). As of December 31, 2022, we operated 60 full-service banking centers, with 43 banking centers in the Houston region, 16 banking centers in the Beaumont region and one banking center in Dallas, Texas, which we collectively refer to as our markets. Our common stock is traded on the Nasdaq Global Select Market under the symbol “STEL.”
Our principal executive offices are located at 9 Greenway Plaza, Suite 110, Houston, Texas 77046, and our telephone number is (713) 210-7600. Our website is www.stellar.bank. References to our website are not intended to be active links and the information on such website is not, and you must not consider that information to be, a part of this prospectus.

RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our Latest Form 10-K under the heading “Risk Factors” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus. See “Where You Can Find More Information.” We may also include updated or additional disclosure about risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, including:
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maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;

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contributions of capital to Stellar Bank to support Stellar Bank’s growth, enabling it to continue to satisfy its regulatory capital requirements;

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financing of acquisitions of financial institutions, their branches or their assets; and

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refinancing, reduction or repayment of debt.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.
Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit such net proceeds in deposit accounts or invest them in short-term obligations.
THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information.”
We may offer and sell from time to time, in one or more offerings, the following:
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our debt securities of one or more series, which debt securities may be our senior, unsecured debt securities or our subordinated, unsecured debt securities;

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shares of our common stock;

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shares of one or more series of our preferred stock;

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depositary shares representing an interest in our preferred stock;

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purchase contracts for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares;

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warrants, which may be exercisable for debt securities, common stock or preferred stock;

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rights to purchase common stock or other securities that we may offer using this prospectus; and/or

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units of two or more of the foregoing securities.

DESCRIPTION OF DEBT SECURITIES
General
We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of the Company.
The senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to our senior indebtedness, including our senior debt securities as described below under “— Ranking — Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries, if any.
We will issue senior debt securities under one or more separate senior debt indentures between us and a trustee to be specified in an accompanying prospectus supplement, and subordinated debt securities will be issued under an indenture between us and U.S. Bank National Association, dated September 20, 2019, as supplemented by a First Supplemental Indenture, dated as of September 27, 2019, as further supplemented by a Second Supplemental Indenture, dated September 30, 2022, by and among the Company, as successor to Allegiance, Allegiance and U.S. Bank National Association, as may be further amended or supplemented. We refer to the senior debt indenture or subordinated debt indenture, together with any applicable supplemental indentures thereto, in this prospectus as an “indenture” and collectively as the “indentures.” The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain officers of the Company acting pursuant to authority delegated to them by such resolution of the board of directors and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.
The indentures meet the requirements of the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act,” and will be qualified under and governed by the Trust Indenture Act. The trustee meets the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act.
The descriptions under the heading “Description of Debt Securities” relating to the senior debt securities and subordinated debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the indentures and senior and subordinated debt securities and the further descriptions in the applicable prospectus supplement. A copy of the form of each indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. We will file a copy of each supplemental indenture, board resolution and board resolution and related officers’ certificate establishing a series of debt securities and setting the respective series’ terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.
The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.
The debt securities of our subordinated debt series may have such terms and conditions as will permit such subordinated debt securities to qualify as “Tier 2 capital” under the regulatory capital requirements for bank holding companies. In such case, the subordinated debt securities will be subordinated to depositors and general creditors, will have a minimum term of five years, will be unsecured, will not have credit-sensitive features or other provisions that are inconsistent with safe and sound banking practice, and will have limited events of default and other provisions that will permit holders thereof to accelerate payment of principal of, or interest on, such subordinated debt securities only upon the occurrence of our bankruptcy, receivership, insolvency, liquidation or similar proceeding. Additionally, any redemption prior to maturity of our subordinated debt series that are intended to qualify as “Tier 2 capital” will require the prior approval of the Board of Governors of the Federal Reserve System.
Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement
The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public. Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:
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the title and amount of the series of the debt securities and whether they are senior debt securities or subordinated debt securities;

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any limit on the aggregate principal amount of the debt securities of such series that may be issued;

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if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;

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the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities of the series will be payable and any rights of extension;

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the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;

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the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;

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the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;

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the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;

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with respect to our subordinated debt securities, the terms of the subordination of those debt securities in the right of payment to our senior indebtedness;

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prepayment rights, if any, applicable to the debt securities of the series and any premium payable in connection with any such prepayment;

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our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;

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affirmative, negative and, in the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;

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any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;

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whether the debt securities of the series will be issued in certificated or book-entry form;

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the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;

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if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

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the conditions upon which definitive debt securities of the series will be issued to beneficial owners;

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the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;

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whether the debt securities of the series can be converted into or exchanged for other securities of the Company, and the related terms and conditions;

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in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;

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whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock, preferred stock, depositary shares, purchase contracts, rights and/or warrants;

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any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and

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any other terms of the debt securities of the series not inconsistent with the provisions of its applicable indenture.

Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.
We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes are not described in this prospectus and will be supplemented in the applicable prospectus supplement.

Special federal income tax, accounting and other considerations applicable to debt securities, the principal, premium, if any, or interest of which may be determined by reference to an index, formula or other method will be described in the applicable prospectus supplement.
Except as may be otherwise set forth in the prospectus supplement by which we offer particular debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness, including indebtedness senior to the debt securities, or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company. The indentures do not contain specific provisions that would afford debt securityholders protection in the event of a change of control, although such provisions may be included in the terms and conditions of the debt securities of a series by means of the supplemental indenture establishing that series. You should refer to the applicable prospectus supplement for information with respect to the deletion, modification or addition of any of the events of default or covenants that may be included in the debt securities of a series that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
For purposes of the descriptions under the heading “Description of Debt Securities,” “subsidiary” means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as “voting equity securities”), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.
Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indentures, the term “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of Houston, Texas, or The City of New York, New York, are authorized or obligated by law, regulation or executive order to close.
Fixed Rate Debt Securities
If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities or at such other intervals as are established in the terms of the debt securities of a particular series. If the maturity date, any redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, and interest on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula.

The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the debt securities be higher than the maximum rate of interest permitted by New York law as that law may be modified by United States law of general application.
The trustee or another bank or investment banking firm designated by us will act as the calculation agent for floating rate debt securities and, in that capacity, will compute the interest accruing on the debt securities unless otherwise specified in the applicable prospectus supplement.
If any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or a redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the following day which is a business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax or other redemption date) as a result of this delayed payment.
The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be. The interest reset date relating to each interest period will be determined as set forth in the terms of each series of floating rate debt securities.
All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).
The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of a manifest error.
So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the trustee or any of its successors in that capacity in the event that:
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any calculation agent is unable or unwilling to act;

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any calculation, agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or

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we propose to remove any calculation agent.

Ranking
Senior Debt Securities
The senior debt securities of a series that we issue under the senior debt indenture will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other existing and future unsecured and unsubordinated debt, including the senior debt securities of any other series.

Subordinated Debt Securities
As provided in the subordinated debt indenture and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on the subordinated debt securities of any series, including amounts payable on any redemption or repurchase in accordance with the terms of such subordinated debt securities, will be subordinated to the extent and in the manner provided in the terms of the subordinated debt securities of a series in right of payment to the prior payment in full of all of our senior indebtedness, which is defined below. If there is a distribution to our creditors in a liquidation or winding up of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, holders of our senior debt securities and general creditors of the Company may recover more of the indebtedness of the Company owed to them, ratably, than will the holders of subordinated debt securities in the event of a distribution of assets upon bankruptcy, reorganization, insolvency, receivership or similar proceeding, or a liquidation, termination or winding up of the Company.
The supplemental indenture, board resolution or board resolution and related officers’ certificate establishing a series of subordinated debt securities will set forth the terms and conditions under which, if any, we will not be permitted to pay some or all of the principal of or premium, if any, or interest on the subordinated debt securities of a series upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness of the Company, including senior debt securities.
As discussed above, the indentures may place no limitation on the amount of indebtedness that we may incur, and the subordinated debt indenture will not limit the amount of debt senior to the subordinated debt securities of any series that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.
“Senior indebtedness” under the subordinated debt indenture means (a) indebtedness of the Company evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered; (b) indebtedness of the Company for money borrowed or represented by purchase-money obligations (as defined below); (c) the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise; (d) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which it has agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in the Company’s consolidated financial statements; (e) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations; (f) obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and non-swap forward agreements; (g) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and (h) deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (a) through (g) above.
The term “Senior Indebtedness” does not include (a) any indebtedness, obligation or liability referred to in clauses (a) through (h) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment, is junior in right of payment to, or ranks equally in right of payment with, the subordinated notes; (b) any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent or to a greater extent than the subordinated notes; and (c) the Company’s junior subordinated debentures and, unless expressly provided in the terms thereof, any indebtedness of the Company to its subsidiaries.
As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.
The applicable prospectus supplement and supplemental indenture may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.
Structural Subordination
Because the Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly Stellar Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to Stellar Bank limit the payment of dividends and other distributions by Stellar Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, because any right of the Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If the Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by the Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to Stellar Bank would be subordinate in right of payment to deposits and to other indebtedness of Stellar Bank.
Unsecured Obligations
Our senior debt securities and subordinated debt securities will be unsecured.
Conversion or Exchange of Debt Securities
The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any antidilution protections.
Redemption of Securities
We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed.
Notice of redemption will be given to each holder of the debt securities to be redeemed at their addresses, as shown on the security register, at least 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; whether the redemption is for a sinking fund; the CUSIP number applicable to the debt securities to be redeemed; and if all or a portion of the redemption price is to be paid in cash or common stock or other securities or property, a statement whether the Company has elected to pay the redemption price in cash or common stock or other securities and, if applicable, the portion of such payment.
At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.
If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed proportionately, by lot or in a manner it deems fair and appropriate or as required by law. Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.
Payment and Paying and Transfer Agent
We will make all payments of principal of and premium, if any, and interest on the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which will be The Depository Trust Company, or “DTC”, for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of and the premium, if any, and interest on those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within Houston, Texas unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.
Under the terms of the indentures, we and the trustee will treat the registered holder of such debt securities (i.e., DTC (or its nominee)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:
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any aspects of the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

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DTC or any direct or indirect participant therein. Payments by participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in Houston, Texas, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. The trustee under the indentures will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or is otherwise replaced in such capacities as provided in the applicable indentures. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.
Same-Day Settlement
The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. See “Book Entry Issuance.”
Denomination, Payment, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 or integral multiples of $1,000.
Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on the debt securities of any series at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.
Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture.
Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent in addition to the applicable trustee, which additional transfer agent is initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.
If we redeem the debt securities of any series, neither we nor any trustee will be required to:
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issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

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register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

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issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.
Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.
An investor should be aware that when debt securities are issued in the form of global securities:
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the investor cannot have a note or certificate representing his or her debt securities registered in his or her own name;

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the investor cannot receive physical certificates for his or her debt securities unless the conditions for issuance of physical certification are met;

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the investor must look to his or her bank or brokerage firm or related DTC participant for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

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the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

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the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

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the depositary will usually require that interests in a global security be purchased or sold within its system and settled using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.
Merger, Consolidation or Sale of Assets
We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:
(1)   either:
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the Company is the continuing entity; or

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the successor entity, if other than the Company, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture; and

(2)   immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.
The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.
Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the applicable indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.
Additional Covenants and/or Modifications to the Covenant Described Above
Any covenants of the Company in addition to, and/or modifications to, the covenant relating to mergers, consolidations and sales of assets described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or incurrence of liens or any affirmative covenants, other negative covenants or financial covenants, will be set forth in the indenture and described in the prospectus supplement relating to that series of debt securities.
Unless the applicable prospectus supplement indicates otherwise, the indentures do not contain a restrictive covenant on the incurrence of debt of the type described above, nor do they contain any other provision which restricts us from, among other things:
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incurring or becoming liable on any secured or unsecured senior or subordinated indebtedness or general obligations;

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paying dividends or making other distributions on our capital stock;

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purchasing or redeeming our capital stock; or

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creating any liens on our property for any purpose.

Events of Default; Right to Accelerate
Senior Debt Securities.   Under the senior debt indenture, but subject to any modifications or deletions provided in any supplemental indenture or board resolution or board resolution and related officers’ certificate with respect to or establishing the terms and conditions of the senior debt securities of any specific series, an event of default will occur with respect to the senior debt securities upon the occurrence of any of the following events:
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failure to pay any installment of interest payable on any senior debt security of the series for 30 days;

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failure to pay principal of, or premium, if any, on, any senior debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

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default in making any sinking fund payment when due, for any senior debt security of the series;

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default in the performance or breach of any other covenant or warranty of the Company contained in the senior debt indenture, other than a covenant added to the senior debt indenture solely for the benefit of any other series of senior debt securities issued under that senior debt indenture, continuing for 90 days after written notice as provided in the senior debt indenture;

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the entry by a court having proper jurisdiction of a decree or order for relief in respect of us (or, in each case, any significant subsidiary of ours) in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or adjudging us bankrupt or insolvent or approving as properly filed a petition seeking our reorganization, arrangement, adjustment or composition or appointing a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property, or ordering our winding up or liquidation and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

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if we (or, in each case, any significant subsidiary of ours) commence a voluntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law, to the commencing of any bankruptcy or insolvency case or proceeding or to the filing of any petition or appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property or any assignment for the benefit of our creditors or our taking of any action in furtherance of such action;

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default in the delivery of any shares of common stock or other securities or property when required to be delivered upon the conversion of, or the exchange of, any senior debt securities of a series and that default continues for a period of 10 days; or

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any other event of default as is described in the prospectus supplement relating to any series of senior debt securities being offered for sale.

If any bankruptcy or insolvency-related event of default described above occurs, the principal amount and interest on the senior debt securities will become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the senior debt securities. If any other event of default described above or established as a term of the senior debt securities of a series occurs and is continuing, the senior debt trustee or the holders of 25% of the aggregate principal amount of the outstanding senior debt securities of that series may accelerate the maturity of the outstanding senior debt securities of that series and declare the principal of and accrued and unpaid interest on such senior debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such senior debt securities will become immediately due and payable upon notice of such declaration being given in writing to the Company and, if the acceleration is by the holders, the senior debt trustee. At any time after a declaration of acceleration with respect to the senior debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding senior debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.
Subordinated Debt Securities.   Under the subordinated debt indenture, but subject to any modifications or deletions provided in any supplemental indenture or board resolution or board resolution and related officers’ certificate with respect to any specific series of subordinated debt securities, an event of default will occur with respect to the subordinated debt securities upon the occurrence of any of the following events:
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failure to pay any installment of interest payable on any subordinated debt security of the series for 30 days;

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failure to pay principal of, or premium, if any, on, any subordinated debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

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default in making any sinking fund payment when due, for any subordinated debt security of the series;

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default in the performance or breach of any other covenant or warranty of the Company contained in the subordinated debt indenture, other than a covenant added to the subordinated debt indenture solely for the benefit of any other series of subordinated debt securities issued under that subordinated debt indenture, continuing for 90 days after written notice as provided in the subordinated debt indenture;

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the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

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if we commence a bankruptcy or insolvency proceeding or consent to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect; or

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such other events of default as are described in the prospectus supplement relating to any series of subordinated debt securities being offered for sale.

If an event of default based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding that adjudicates us as being insolvent occurs, the principal amount and interest on the subordinated debt securities shall become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the subordinated debt securities. Unless the terms of the subordinated debt securities of a series provide otherwise, if any non-insolvency event of default described above or established as a term of the subordinated debt securities of a series occurs and is continuing, the subordinated debt trustee or the holders of 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of the outstanding subordinated debt securities of that series and declare the principal of and accrued and unpaid interest on such subordinated debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the subordinated debt securities of that series) and all accrued and unpaid interest on such subordinated debt securities will become immediately due and payable upon notice of such declaration being given in writing to the Company and, if the acceleration is by the holders, the subordinated debt trustee. At any time after a declaration of acceleration with respect to the subordinated debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.
We may offer subordinated debt securities of a series that we intend to qualify as “Tier 2 capital” under the federal regulatory rules and guidelines for bank holding company capital. For such subordinated debt securities to so qualify as “Tier 2 capital,” the maturity of such subordinated debt securities may not be accelerated upon the occurrence and continuation of an event of default unless the event of default is one based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding as discussed above. Notwithstanding the discussion appearing above of the rights of the subordinated debt trustee or holders of subordinated debt securities to accelerate the maturity of such subordinated debt securities upon the occurrence of a non-insolvency event of default, the terms of the subordinated debt securities of a series intended to qualify as “Tier 2 capital” will expressly limit the rights of the subordinated debt trustee and the holders of the subordinated debt securities of such series to declare an acceleration of the maturity of such subordinated debt securities upon the occurrence of a non-insolvency default and such limitation will be described in any prospectus supplement by which we offer subordinated debt securities of that series for sale. As a consequence of that limitation, with respect to our subordinated debt securities of a series intended to qualify as “Tier 2 capital,” neither the trustee nor the holders of the subordinated debt securities of any series or any group of holders of any portion of the outstanding subordinated debt securities of one or more series will have the right to accelerate the subordinated debt securities of any series in the event of a default in the payment of principal of, or premium, if any, or interest on, the subordinated debt securities of that series or as a result of our nonperformance of any other covenant applicable to or obligation arising under the terms of the subordinated debt securities of that series or the subordinated debt indenture. If we default in our obligation to pay any interest on the subordinated debt securities when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the subordinated debt indenture and that default continues for any grace period, then the subordinated debt trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated debt securities of the performance of any covenant or agreement in the indenture. As a result of such limitations on the rights and remedies of the holders of subordinated debt securities of a series intended to qualify as “Tier 2 capital,” the holders of our senior debt securities, holders of our other senior indebtedness, holders of our subordinated debt securities of a series not intended to qualify as “Tier 2 capital” and our general creditors would be able to act to recover amounts owing to them prior to the holders of our subordinated debt securities.

Collection of Indebtedness
If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. If the debt securities as to which such a failure of payment occurs are subordinated debt securities intended to qualify as “Tier 2 capital,” the amounts we would be required to pay to the subordinated debt trustee upon such a failure of payment or performance would not include any principal, premium or interest that would not be due without the maturity of such subordinated debt securities being accelerated.
Trustee Action
The indentures provide that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subject debt securities.
Limitations on Suits by Holders
No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures, unless:
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such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;

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the holders of not less than 25% in aggregate principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

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such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

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the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities.

In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.
Waiver
Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:
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in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

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in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice
The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived, but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.
The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under such indenture, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.
Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.
Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.
Modification of an Indenture
Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in aggregate principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
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except as described in the prospectus supplement relating to such debt security, extend the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;

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reduce the principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

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extend the time of payment of interest on any debt security;

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change any of the conversion, exchange or redemption provisions of any debt security;

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change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

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impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

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modify the ranking or priority of the securities;

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reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or

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modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.
We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:
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to evidence the succession of another person to us as obligor under the indenture;

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to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;

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to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;

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to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form issued under the indenture, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

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to change or eliminate any provision of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created thereunder prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

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to secure the debt securities of any series issued under the indenture;

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to establish the form or terms of debt securities of any series to be issued under the indenture;

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to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

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to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;

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to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, provided that the supplemental indenture does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

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to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;

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to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;

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to conform any provision in the indenture to the requirements of the Trust Indenture Act;

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to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture; or

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in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:
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the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

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the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and

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debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.

Discharge, Defeasance and Covenant Defeasance
Discharge
We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (a) that have not already been delivered to the applicable trustee for cancellation and (b) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.
Defeasance and Covenant Defeasance
If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:
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defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

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covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:
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we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;
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no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing;

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the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture, any senior debt or any other material agreement or instrument to which the Company is a party or by which it is bound;

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certain other provisions set forth in the applicable indenture are met;

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we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

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in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “— Ranking-Subordinated Debt Securities,” would prevent the Company from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.
In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.
A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.
Regarding the Trustee
We will designate a trustee under the indentures before the issuance of the debt securities.
The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “— Limitations on Suits by Holders” and “— Notice” for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.
The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in aggregate principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture as described above.
If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.
Governing Law
The debt securities of each series and the indenture will be governed by, and construed in accordance with, the laws of the State of New York without regard to any principles with respect to conflicts of laws that would result in the imposition of the laws of any State other than the State of New York.
DESCRIPTION OF COMMON STOCK
General
The following discussion summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or “the TBOC”, and our second amended and restated certificate of formation and bylaws.
We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our second amended and restated certificate of formation and bylaws. The terms of our capital stock are therefore subject to Texas law, including the TBOC, and the common and constitutional law of Texas. The following discussion describes the terms of our second amended and restated certificate of formation and bylaws. Our second amended and restated certificate of formation and bylaws have been filed with the SEC as Exhibit 3.1 and Exhibit 3.2 to the registration statement of which this prospectus is a part, and we encourage you to read those documents.
Our second amended and restated certificate of formation authorizes us to issue up to 140,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of May 1, 2023, we had 53,302,130 outstanding shares of our common stock and there were no preferred shares outstanding. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.
Voting Rights
Subject to any special voting rights that may be given to any series of preferred stock that we may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our shareholders. Shareholders are not entitled to cumulate their votes with respect to the election of directors. Directors are elected by a plurality of the voting power of the shares entitled to vote who are present, in person or by proxy, at any such meeting and entitled to vote on the election of directors.
Dividend Rights
Subject to certain regulatory restrictions and to the rights of holders of our preferred stock and any other class or series of stock having a preference as to dividends over the common shares then outstanding, dividends may be paid on the shares of common stock out of assets legally available for dividends, but only at such times and in such amounts as our board of directors shall determine and declare.

Liquidation Rights
Subject to applicable law, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of our common stock would be entitled to share, ratably in proportion to the number of shares held by them, in all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock and any other class or series of stock having a preference over the common shares then outstanding.
Preemptive Rights
Holders of our common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.
Other
Holders of our common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to our common stock.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “STEL.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. at Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5022.
Business Combinations under Texas Law
A number of provisions of Texas law, our second amended and restated certificate of formation and our bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.
We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:
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the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

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the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

We have more than 100 shareholders and are considered to be an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:
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the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas

Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;
•
a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

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a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

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a business combination of an issuing public corporation with its wholly owned subsidiary if such subsidiary is a Texas entity and not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the issuing public corporation.

Neither our second amended and restated certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if that event would be beneficial to our shareholders.
Action by Written Consent
Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation’s shareholders. Our second amended and restated certificate of formation does not provide for shareholder action by less than unanimous written consent.
Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect
Our second amended and restated certificate of formation and bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of us, the assumption of control of us by a holder of a large block of our common stock and the removal of our incumbent board of directors or management. These provisions:
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empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

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establish a classified board of directors, with directors of each class serving a three-year term upon completion of a phase-in period;

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provide that directors may only be removed from office for cause by a majority shareholder vote;

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eliminate cumulative voting in elections of directors;

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provide that our shareholders shall not have the power to alter, amend, or repeal our bylaws or adopt new bylaws;

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permit the board of directors to alter, amend or repeal our bylaws or adopt new bylaws;

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require the request of holders of at least 50.0% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting;

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prohibit shareholder action by less than unanimous written consent, thereby requiring virtually all shareholder actions to be taken at a meeting of the shareholders;

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require any shareholder derivative suit or shareholder claim against an officer or director of breach of fiduciary duty or violation of the TBOC, certificate of formation, or bylaws to be brought in Harris County in the State of Texas;

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require shareholders that wish to bring business before our annual meeting of shareholders or nominate candidates for election as directors at our annual meeting of shareholders to provide timely notice of their intent in writing; and

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enable our board of directors to increase, at any annual, regular or special meetings of directors, the number of persons serving as directors and to fill vacancies created as a result of the increase by a majority vote of the directors present at a meeting of directors.

Our bylaws may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures for advance notice are not followed, or of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our shareholders.
Exclusive Forum
Our amended and restated bylaws provide that the state or federal courts located in Harris County, Texas, the county in which the our headquarters in Houston, Texas are located, shall be the sole and exclusive forum for certain shareholder litigation matters, unless we consent in writing to the selection of an alternative forum. Although we believes this provision benefits us by providing increased consistency in the application of Texas law in the types of lawsuits to which it applies and in limiting its litigation costs, the provision may have the effect of discouraging lawsuits against our directors and officers and may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us. However, it is possible that a court could rule that this provision is unenforceable or inapplicable to a particular dispute.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and the exclusive forum provision with respect to state courts of our bylaws will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such an exclusive forum provision as written in connection with claims arising under the Securities Act, and our shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the exclusive forum provision of our bylaws.
Limitation of Liability and Indemnification of Officers and Directors
Under the TBOC, the certificate of formation of a corporation may provide that a director of the corporation is not liable, or is liable only to the extent provided by the certificate of formation to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a director.
Our second amended and restated certificate of formation provides that our directors are not liable to us or our shareholders for monetary damages for an act or omission in their capacity as a director to the fullest extent provided by applicable Texas law. A director may, however, be found liable for:
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any breach of the director’s duty of loyalty to us or our shareholders;

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acts or omissions not in good faith that constitute a breach of the director’s duty to us;

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acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

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any transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken with the scope of the director’s duties; and

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acts or omissions for which the liability of the director is expressly provided by an applicable statute.

The TBOC provides that a corporation must indemnify a director for his service at the corporation and for service at the corporation as a representative of another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. The TBOC also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Section 8.105 of the TBOC provides that a court may also order indemnification under various circumstances, and officers must be indemnified to the same extent as directors.
Our second amended and restated certificate of formation and bylaws also provide that we will indemnify our directors, officers and delegates (those serving at our request as a director, officer, or representative of another company) and may indemnify our employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
The TBOC permits us to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person’s status in such capacity. Pursuant to this authority, we maintain such insurance for the officers, employees, directors and agents of us and our subsidiaries.
DESCRIPTION OF PREFERRED STOCK
The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our second amended and restated certificate of formation and the applicable certificate of designation to our second amended and restated certificate of formation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our second amended and restated certificate of formation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as a holder of shares of our preferred stock. See “Where You Can Find More Information” for additional information.
General
We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we had no shares of preferred stock issued or outstanding.
Our second amended and restated certificate of formation permits us to issue one or more series of preferred stock and authorizes our board of directors to designate the designations, preferences, limitations and relative rights of any such series of preferred stock, in each case, without any further action by our shareholders. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and the determination at issuance by our board of directors. While the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.
Terms of the Preferred Stock That We May Offer and Sell to You
You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

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the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;

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the number of shares of the series of preferred stock being offered;

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the number of shares of preferred stock included in that series of preferred stock;

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the liquidation preference per share of the preferred stock of such series;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;

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whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;

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the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;

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the provisions for a sinking fund, if any, for the shares of preferred stock being offered;

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the provisions for redemption, if applicable, of the shares of preferred stock being offered;

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any listing of the shares of preferred stock being offered on any securities exchange or market;

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the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

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voting rights, if any, of the shares of preferred stock being offered;

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a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

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the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of the Company;

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any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of the affairs of the Company; and

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any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.
In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Withdrawal of Preferred Stock
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.
Redemption, Conversion and Exchange of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.
If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.
We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:
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all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.
Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.
The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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United States federal income tax considerations relevant to the purchase contracts; and

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whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.
We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.
We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed incorporated by reference in this prospectus. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.
General
If warrants are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:
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the offering price;

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in the case of warrants for common stock, the total number of shares that can be purchased if a holder of the warrants exercises them, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased if a holder of the warrants exercises them and, in the case of warrants for debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder of the warrants exercises them;

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the designation and terms of any series of debt securities, common stock or preferred stock with which the warrants are being offered and the number of warrants offered with each debt security, share of common stock or share of preferred stock;

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the date on and after which the holder of the warrants can transfer them separately from the related securities;

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in the case of warrants for common stock or preferred stock, the price at which the common stock or preferred stock may be purchased if a holder of the warrants exercises them, and in the case of warrants for debt securities, the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased if a holder of the warrants exercises them;

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the date on which the right to exercise the warrants begins and the date on which the right expires;

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any material United States federal income tax consequences relevant to the warrants; and

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any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of such warrants will not have any rights of holders of the underlying common stock or preferred stock, including any right to receive dividends or to exercise any voting rights.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the principal amount of debt securities, number of shares of common stock or number of shares of preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
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delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If a holder of warrant complies with the procedures described above, their warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After a holder of warrants has completed those procedures, we will, as soon as practicable, issue and deliver to the holder the debt securities, common stock or preferred stock that the holder purchased upon exercise. If a holder of warrants exercises fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to the holder a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.
Common Stock Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
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if we issue capital stock as a dividend or distribution on the common stock;

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if we subdivide, reclassify or combine the common stock;

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if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

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if we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

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any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.
Holders of common stock warrants may have additional rights under the following circumstances:
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a reclassification or change of the common stock;

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a consolidation, merger or share exchange involving us; or

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a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock become entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.
DESCRIPTION OF RIGHTS
This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.
We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:
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the title of the rights;

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the record date for determining security holders entitled to the rights distribution;

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the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

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the rights agent;

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the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

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if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;

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the date, if any, on and after which the rights will be separately transferable;

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if applicable, the minimum or maximum number of rights that may be exercised at any one time;

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the exercise price of the rights;

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the steps required to exercise the rights;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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the date on which the rights will become effective and the date on which the rights will expire;

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whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

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whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

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our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

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any material U.S. federal income tax consequences; or

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.
Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.
DESCRIPTION OF UNITS
Securities may be offered and sold as part of units consisting of a unit purchase agreement relating the purchase of any combination of:
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debt securities of one or more series;

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one or more series of preferred stock;

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common stock;

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warrants;

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depositary shares;

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rights; or

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purchase contracts;

which may secure the holders’ obligations to purchase the common stock, preferred stock, debt securities, warrants, rights, depositary shares or purchase contracts under the unit purchase agreements. The applicable prospectus supplement will describe the terms of any unit purchase agreements. Such description may not be complete. For more information, you should review the unit purchase agreements and, if applicable, any related arrangements relating to those unit purchase agreements. We will file forms of these documents with the SEC before the Company issues any unit purchase agreements.

BOOK ENTRY ISSUANCE
If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by DTC in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “— Certificated Debt Securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.
Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.
DTC
We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.
Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.
The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.
Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.
DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “— Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities
Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:
•
DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•
we decide to discontinue the book-entry system; or

•
an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.
PLAN OF DISTRIBUTION
The Company may sell the offered securities:
•
directly to purchasers;

•
through agents;

•
through dealers;

•
through underwriters;

•
directly to its stockholders; or

•
through a combination of any of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price of the offered securities to the public and the proceeds to the Company from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, and any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents and any securities exchanges on which the offered securities may be listed.
The Company may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

The Company may directly solicit offers to purchase offered securities. Agents designated by the Company from time to time may also solicit offers to purchase offered securities. Any agent designated by the Company, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the prospectus supplement.
If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is, or underwriters are, used in the sale, the Company will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If so indicated in the applicable prospectus supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:
•
the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•
if the offered securities are also being sold to underwriters, the Company will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, the Company in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
VALIDITY OF THE SECURITIES
Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas, and for the underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Stellar Bancorp, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, and the effectiveness of Stellar Bancorp, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited consolidated financial statements of CBTX, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be incurred by us in connection with the issuance and sale of the securities being registered hereby, other than underwriting discounts and commissions:
SEC Registration Fee	*
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Printing Expenses	**
Transfer Agent and Trustee Fees	**
Miscellaneous Expenses (including applicable listing fees)	**
Total	**

*
The Company is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
The TBOC permits a corporation to indemnify a director who was, is or is threatened to be made a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interests of the corporation and, in all other cases, that the person’s conduct was not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful. The TBOC further permits a corporation to eliminate in its charter all monetary liability of the corporation’s directors to the corporation or its shareholders for conduct in performance of such director’s duties. The Company’s second amended and restated certificate of formation provides that its directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director, except that there will be no limitation of liability to the extent the director has been found liable under applicable law for: (i) breach of the director’s duty of loyalty owed to the Company or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the liability of the director is expressly provided for by an applicable statute.
Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the shareholders.
Section 8.104 of the TBOC provides that the corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.
Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the shareholders; (iv) contract; or (v) common law. As consistent with Section 8.105, a corporation may indemnify and advance expenses to persons who are not directors to the same extent that a corporation may indemnify and advance expenses to directors.
Further, the Company’s second amended and restated certificate of formation and bylaws provide that the Company must indemnify its directors and officers to the fullest extent authorized by law. The Company is also expressly required to advance certain expenses to its directors and officers. The Company may also purchase insurance on behalf of an existing or former officer, employee, director or agent against any liability asserted against and incurred by that person in such capacity, or arising out of that person’s status in such capacity. The Company believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.
The Company is party to indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law, including but not limited to, indemnification against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by the officer or director in connection with a proceeding in which the officer or director is involved by reason of his or her relation to the Company. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee except where such indemnification is prohibited by applicable law, subject to reimbursement to the Company in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, the Company’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).
Item 16.   Exhibits
1.1*	—	Form of Underwriting Agreement.
3.1	—	Second Amended and Restated Certificate of Formation of Stellar Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 3, 2022).
3.2	—	Bylaws of Stellar Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 3, 2022).
4.1	—	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 3, 2022).
4.2*	—	Form of Preferred stock certificate.

4.3	—	Form of Indenture for Senior Debt Securities.
4.4	—	Subordinated Debt Indenture, dated as of September 20, 2019, between Allegiance Bancshares, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Allegiance Bancshares, Inc.’s Current Report on Form 8-K filed on October 1, 2019).
4.5	—	First Supplemental Indenture, dated as of September 27, 2019, between Allegiance Bancshares, Inc. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Allegiance Bancshares, Inc.’s Form 8-K filed on October 1, 2019).
4.6	—
Second Supplemental Indenture, dated as of September 30, 2022, by and among U.S. Bank Trust Company, National Association, a national banking association, as Trustee, CBTX, Inc., as the successor to Allegiance Bancshares, Inc., and Allegiance Bancshares, Inc.

4.7	—	Form of 4.70% Fixed-to-Floating Rate Subordinated Notes due 2029 (incorporated herein by reference to Exhibit 4.2 to the Allegiance Bancshares, Inc.’s Form 8-K filed on October 1, 2019).
4.8*	—	Form of Warrant Agreement, including the form of warrant certificate.
4.9*	—	Form of Unit Agreement.
4.10*	—	Form of Senior Debt Security.
4.11*	—	Form of Purchase Contract.
4.12*	—	Form of Deposit Agreement for Depositary Shares, including the form of deposit receipt.
5.1	—	Opinion of Norton Rose Fulbright US LLP.
23.1	—	Consent of Crowe LLP.
23.2	—	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.1).
23.3	—	Consent of Grant Thornton LLP.
24.1	—	Power of Attorney.
25.1**	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Senior Indenture Trustee (to be filed prior to any issuance of Senior Debt Securities).
25.2	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated Indenture Trustee.
107	—	Calculation of Filing Fee Table.

*
To be filed if necessary, by amendment or incorporated by reference to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**
To be subsequently filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b)

if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 26, 2023.
STELLAR BANCORP, INC.
By:	/s/ Robert R. Franklin, Jr.
Robert R. Franklin, Jr. Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert R. Franklin, Jr. Robert R. Franklin, Jr.	Director & Chief Executive Officer (Principal Executive Officer)	May 26, 2023
* Paul P. Egge	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 26, 2023
* John Beckworth	Director	May 26, 2023
* Jon Al-Duplantier	Director	May 26, 2023
* Michael A. Havard	Director	May 26, 2023
* Frances H. Jeter	Director	May 26, 2023
* George Martinez	Director	May 26, 2023
William S. Nichols, III	Director	May 26, 2023
* Joe E. Penland, Sr.	Director	May 26, 2023
* Reagan A. Reaud	Director	May 26, 2023
* Steven F. Retzloff	Director	May 26, 2023

Signature	Title	Date
* Fred S. Robertson	Director	May 26, 2023
* Joseph B. Swinbank	Director	May 26, 2023
* John E. Williams	Director	May 26, 2023
* William E. Wilson Jr.	Director	May 26, 2023
* By:	/s/ Robert R. Franklin, Jr.
Attorney-in-Fact May 26, 2023